EXHIBIT 99.1

P  R  E  S  S     R  E  L  E  A  S  E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Curtis

Vice President, Corporate Affairs

Rewards Network Inc.

(312) 521-6754

Rewards Network Inc. Reports First Quarter Results

Chicago, IL April 24, 2007 — Rewards Network Inc. (AMEX: IRN), a leading provider of marketing services and loyalty programs to the restaurant industry, today reported its financial results for the first quarter ended March 31, 2007.

First Quarter Comparisons:

•	Sales of $52.9 million in 2007, versus $67.6 million in 2006

•	Net revenues of $14.8 million in 2007, versus $22.8 million in 2006

•	Net loss of $2.0 million or $0.07 per share in 2007, versus net income of $1.8 million or $0.07 per diluted share in 2006

Sales declined in the quarter due to a decrease in merchant count and a continued shift in the mix between Marketing Credits and Marketing Services merchants. In addition to the sales decline, net revenues were negatively impacted by a higher provision for losses associated with growth in the dining credits portfolio and the introduction of a new loan product. Additionally, member benefits increased due to certain partner bonus promotions recorded during the quarter.

“We continue to listen to our customers, making decisions and managing this business for the long term,” said Ron Blake, Rewards Network’s President and Chief Executive Officer. “With much of our foundation in place as a result of our operational improvements, we are squarely focused on growing the top line of our business in a profitable and sustainable way.”

During the first quarter, Rewards Network’s post-dine member surveys surpassed the half-million mark, reinforcing the Company’s position as a leading provider of customer feedback to restaurants. The ratings, which come from actual diners, are posted on the Company’s websites and shared with restaurant owners. Additionally, the Company has entered into a marketing alliance with WebBank, an FDIC-insured, state-chartered Industrial Bank, to offer a loan product. This opens a new market for customers looking solely for access to capital.

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April 24, 2007	Page 1 of 6

About Rewards Network

Rewards Network (AMEX:IRN), headquartered in Chicago, Illinois, is a leading provider of marketing services and loyalty programs to the restaurant industry. Thousands of participating restaurants and other merchants across North America benefit from the Company’s extensive email, internet and print marketing efforts; member ratings/feedback and other business intelligence; customer loyalty programs; and access to capital. In conjunction with leading airline frequent flyer programs, club memberships, and other affinity organizations, Rewards Network provides over three million members with incentives to dine at participating restaurants, including airline miles, loyalty/reward program points, and Cashback RewardsSM savings. Additional details about Rewards Network can be found at www.rewardsnetwork.com or by calling 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our inability to maintain a fully-staffed sales force, (iii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (iv) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (v) our inability to attract and retain active members, (vi) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (vii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (viii) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk may prove inadequate, (ix) our minimum purchase obligations and performance requirements, (x) changes to payment card association rules and practices, (xi) network interruptions, processing interruptions or processing errors, (xii) our susceptibility to a changing regulatory environment, (xiii) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xiv) the failure of our security measures, (xv) economic changes, (xvi) the loss of key personnel, (xvii) the termination of the settlement of a class action lawsuit, (xviii) the filing of class action lawsuits in other states, (xix) increasing competition, (xx) a shift toward Marketing Services Program that may cause revenues to decline, and (xxi) our inability to obtain sufficient cash. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2006, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.

April 24, 2007	Page 2 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three Months Ended March 31,
	2007	% of Sales	2006	% of Sales
Operating Revenues:
Sales	$52,916	100.00%	$67,602	100.00%
Cost of sales	26,436	49.96%	35,286	52.20%
Provision for losses	2,275	4.30%	447	0.66%
Member benefits	9,448	17.85%	9,088	13.44%

Net revenues	14,757	27.88%	22,781	33.70%
Membership fees and other income	474	0.90%	575	0.85%

Total operating revenues	15,231	28.78%	23,356	34.55%

Operating expenses:
Salaries and benefits	5,488	10.37%	5,861	8.67%
Sales commission and expenses	5,161	9.75%	4,948	7.32%
Professional fees	870	1.64%	855	1.26%
Member & merchant marketing	1,587	3.00%	1,317	1.95%
General and administrative	4,817	9.10%	4,606	6.81%
Litigation related expenses *	0	0.00%	2,625	3.88%

Total operating expenses	17,923	33.87%	20,212	29.90%

Operating (loss) income	(2,692)	-5.09%	3,144	4.65%
Other expenses, net	(47)	-0.09%	(277)	-0.41%

(Loss) income before income tax (benefit) provision	(2,739)	-5.18%	2,867	4.24%
Income tax (benefit) provision	(750)	-1.42%	1,050	1.55%

Net (loss) income	(1,989)	-3.76%	1,817	2.69%

Net (loss) earnings per share
Basic	($0.07)		$0.07
Diluted	($0.07)		$0.07
Weighted average number of common and common equivalent shares outstanding
Basic	26,849		26,593
Diluted	26,849		26,823

*	In the fourth quarter of 2006, the Company’s results included a provision for litigation-related expenses, which established a specific reserve against which future costs pertaining to certain litigation matters, including costs incurred in the first quarter of 2007, will be charged. Litigation related expenses should remain zero unless management’s expense estimates change.

April 24, 2007	Page 3 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Three months ended March 31, 2007			Three months ended March 31, 2006
	Marketing Credits Program	Marketing Services Program	Total	Marketing Credits Program	Marketing Services Program	Total
Number of qualified transactions	1,401	684	2,085	1,901	635	2,536
Average transaction amount	$47.23	$48.76	$47.74	$47.54	$47.96	$47.65
Qualified transaction amounts	$66,175	$33,355	$99,530	$90,380	$30,456	$120,836
Sales yield	71.2%	17.3%	53.2%	69.2%	16.5%	55.9%
Sales	$47,134	$5,782	$52,916	$62,571	$5,031	$67,602
Cost of dining credits	$26,189	—	$26,189	34,943	—	34,943
Processing fees	168	79	247	257	86	343

Total cost of sales	$26,357	$79	$26,436	$35,200	$86	$35,286

Provision for losses	$2,275	—	$2,275	$447	—	$447
Total member benefits	$6,250	$3,198	$9,448	$6,865	$2,223	$9,088

Net revenues	$12,252	$2,505	$14,757	$20,059	$2,722	$22,781

Definitions:

Qualified transaction amounts:

Represents the total dollar value of all member dining transactions at participating merchants when a benefit is offered. Qualified transaction amounts are divided by the number of qualified transactions to arrive at the average transaction amount.

Sales yield:	Represents the percentage of qualified transaction amounts that Rewards Network reports as revenue. The percentage is based on each agreement between the merchant and Rewards Network.

Cost of dining credits:

Represents the amount of dining credits, at cost, redeemed by members when transacting at participating merchants when a benefit is offered. Under the Company’s Marketing Services Program, no dining credits are purchased by Rewards Network.

Provision for losses:

Represents the current period expense necessary to maintain an appropriate reserve against the Company’s dining credits portfolio. No provision applies to the Marketing Services Program, as the Company does not purchase dining credits under that program.

Total member benefits:	Represents the dollar value of benefits paid to members in Cashback RewardsSM savings, airline miles, or other benefit currencies, for dining at participating merchants.

April 24, 2007	Page 4 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

Selected Balance Sheet and Cash Flow Information	March 31, 2007	December 31, 2006
Cash and cash equivalents	$41,407	$52,496
Short-term available for sale securities	32,975	32,500
Dining credits	94,071	88,576
Allowance for doubtful dining credits accounts	(14,788)	(12,210)
Goodwill	8,117	8,117
Total assets	200,345	206,579

Accounts payable - dining credits	5,670	6,801
Litigation and related accruals (short and long-term) *	28,461	28,650
Outstanding debt	70,000	70,000
Stockholders’ equity	82,823	84,737

	Three months ended March 31,
	2007	2006
Net cash provided by (used in):
Operations	$(9,028)	$28,663
Investing	$(2,201)	($26,187)
Financing	$158	$743

*	Established in December 2006 for specific costs related to certain litigation matters.

April 24, 2007	Page 5 of 6

Rewards Network Inc. and Subsidiaries

- unaudited -

(amounts in thousands, except per share data, restaurants in the program, average transaction amount and estimated months to consume dining credits portfolio)

	Q1 2007	Q4 2006	Q3 2006	Q2 2006	Q1 2006
Sales Statistic Trends:
Marketing Credits Program sales	$47,134	$52,737	$54,733	$61,002	$62,571
Marketing Services Program sales	5,782	5,902	5,656	5,354	5,031

Total sales	$52,916	$58,639	$60,389	$66,356	$67,602

Sequential Percentage Change
Marketing Credits Program sales	-10.6%	-3.6%	-10.3%	-2.5%	-2.2%
Marketing Services Program sales	-2.0%	4.3%	5.6%	6.4%	0.0%
Total sales	-9.8%	-2.9%	-9.0%	-1.8%	-2.1%

Merchant Count Trends (period ending):
Marketing Credits Program merchants	5,707	6,079	6,285	6,834	7,362
Marketing Services Program merchants	2,629	2,548	2,341	2,307	2,160

Total merchants	8,336	8,627	8,626	9,141	9,522

Sequential Percentage Change
Marketing Credits Program merchants	-6.1%	-3.3%	-8.0%	-7.2%	-7.5%
Marketing Services Program merchants	3.2%	8.8%	1.5%	6.8%	7.9%
Total merchants	-3.4%	0.0%	-5.6%	-4.0%	-4.4%

Qualified Transaction Amounts Trends:
Marketing Credits Program	$66,175	$74,459	$78,105	$87,406	$90,380
Marketing Services Program	33,355	34,353	33,384	32,624	30,456

Total qualified transaction amounts	$99,530	$108,812	$111,489	$120,030	$120,836

Sequential Percentage Change
Marketing Credits Program	-11.1%	-4.7%	-10.6%	-3.3%	-2.5%
Marketing Services Program	-2.9%	2.9%	2.3%	7.1%	3.7%
Total qualified transaction amounts	-8.5%	-2.4%	-7.1%	-0.7%	-1.0%

Sales Yield Trends:
Marketing Credits Program sales yield	71.2%	70.8%	70.1%	69.8%	69.2%
Marketing Services Program sales yield	17.3%	17.2%	16.9%	16.4%	16.5%
Total sales yield	53.2%	53.9%	54.2%	55.3%	55.9%

Member Activity Trends:
Member accounts active last 12 months	3,179	3,319	3,232	3,507	3,473
Number of qualified transactions during quarter	2,085	2,271	2,356	2,475	2,536

Cost of Dining Credits Trends:
Cost of dining credits	$26,189	$29,261	$30,347	$34,025	$34,943
Cost as % of Marketing Credits Program sales	55.6%	55.5%	55.4%	55.8%	55.8%

Dining Credits Portfolio and Allowance Trends:
Ending gross dining credits portfolio	$94,071	$88,576	$89,724	$102,629	$119,532
Ending net dining credits portfolio	$79,283	$76,366	$77,929	$87,727	$101,490
Net write-offs (gross write-offs less recoveries)	$453	$1,287	$4,947	$3,851	$3,738
Ending allowance for dining credits losses	$14,788	$12,210	$11,796	$14,902	$18,042
Allowance as % of gross dining credits	15.7%	13.8%	13.1%	14.5%	15.1%
Estimated months to consume gross dining credits *	10.8	9.1	8.9	9.0	10.3
Estimated months to consume net dining credits *	9.1	7.8	7.7	7.7	8.7

*	Calculated as Ending Dining Credits Portfolio / (Quarterly Cost of Dining Credits / 3)

April 24, 2007	Page 6 of 6